Exhibit 99.1

Zanett, Inc.
212-583-0300

FOR IMMEDIATE RELEASE

ZANETT, INC. RECEIVES NOTICE FROM NASDAQ RELATING TO ITS LATE FORM 10-Q

NEW YORK, NY, May 31, 2011 -- Zanett, Inc. (Nasdaq: ZANE) announced today that it received a non-compliance notice from the NASDAQ Stock Market stating that the company was not in compliance with NASDAQ Listing Rule 5250(c)(1) because the company has not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. The NASDAQ letter stated that the company has until July 25, 2011, to submit a plan to regain compliance. If such a plan is timely submitted by the company, the NASDAQ staff can grant the company up to 180 calendar days from the due date of the Form 10-Q (or until November 21, 2011) to regain compliance.

The company intends to submit a plan to regain compliance to NASDAQ no later than July 25, 2011. No assurance can be given that NASDAQ will accept the company’s compliance plan or grant an exception for the full 180-day period contemplated by the NASDAQ Listing Rules. Under the NASDAQ rules, the company’s common stock will continue to be listed on NASDAQ until July 25, 2011, and for any exception period that may be granted to the company by NASDAQ. However, until the company regains compliance, quotation information for the company’s common stock will continue to include an indicator of the company’s non-compliance and the company will continue to be included in a list of non-compliant companies on the NASDAQ website.

About Zanett, Inc.

Zanett is a leading business process outsourcing, information technology enabled services, and information technology consulting firm serving Fortune 500 corporations and mid-market organizations in Healthcare, Life Sciences, Manufacturing & Distribution, Retail, Gaming & Hospitality, and State & Local Government.

Zanett helps organizations align business objectives with outsourced technology-enabled services to create Real Enterprise Value. We offer solutions ranging from business consulting as well as custom business solutions that integrate and implement Oracle's full suite of product offerings Oracle, JD Edwards, PeopleSoft, Seibel, including infrastructure technology and managed services together with associated Oracle Fusion technologies. Zanett employs over 205 professionals in North America and Asia with offices in Atlanta, Boston, Cincinnati, Indianapolis, Jacksonville, New York City, and Manila. For more information please visit http://www.zanett.com/ or http://healthcare.zanett.com.

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as “forward-looking statements” within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The aforementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with Oracle Corporation, and no implication is made whatsoever to suggest as such.